Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

October 6, 2014

inVentiv Health, Inc.

1 Van De Graaff Drive

Burlington, Massachusetts 01803

Ladies and Gentlemen:

We have acted as counsel to inVentiv Health, Inc., a Delaware corporation (the “Company”), and the guarantors listed on Schedule 1 hereto (collectively, the “Covered Guarantors”) and Schedule 2 hereto (the “Other Guarantors” and together with the Covered Guarantors, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (as amended, the “Registration Statement”), with respect to $350 million aggregate principal amount of the 10% Senior Notes due 2018 (the “Exchange Notes”) of the Company. The Exchange Notes will be offered in exchange for the Company’s existing 10% Senior Notes due 2018 issued on August 4, 2010, June 10, 2011 and July 13, 2011 (the “Original Notes”). The Original Notes are being exchanged (the “Exchange Offer”) pursuant to: (i) the Registration Rights Agreement, dated as of August 4, 2010 (the “August 2010 Agreement”), by and among the Company, the Guarantors and Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., for the August 2010 Notes; (ii) the Registration Rights Agreement, dated as of June 10, 2011 (the “June 2011 Agreement”), by and among the Company, the Guarantors and Apollo Investment Corporation, for the August 2010 Notes; and (iii) the Registration Rights Agreement, dated as of July 13, 2011 (the “July 2011 Agreement” and together with the August 2010 Agreement and the June 2011 Agreement, the “Registration Rights Agreements”), by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, for the July 2011 Notes. The Registration Rights Agreements were executed in connection with the private placement, of the Original Notes. The Original Notes were, and the Exchange Notes will be, issued pursuant to the Indenture (as subsequently amended or supplemented, the “Indenture”), dated as of August 4, 2010, among the Company, the Guarantors and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee (the “Trustee”). The Exchange Notes will be fully and unconditionally guaranteed on a joint and several unsecured senior subordinated basis by the Guarantors pursuant to the guarantees contained in the Indenture (the “Guarantees”).

October 6, 2014

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus, which forms a part of the Registration Statement; (iii) the Indenture; (iv) the Registration Rights Agreements and (v) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

We have also assumed for purposes of this opinion that: (i) each of the Other Guarantors and the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has the requisite organizational and legal power and authority to enter into and perform its obligations under the Indenture and the Guarantees, as applicable, (ii) the execution, delivery and performance by each of the Other Guarantors and the Trustee of the Indenture, including the Guarantees, has been duly authorized by all necessary action on the part of each such entity and (iii) the Indenture, including the Guarantees, has been duly and validly executed and delivered by such entity under the laws of the jurisdiction in which it is organized.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When the Registration Statement has become effective and the Exchange Notes have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Notes will be validly issued and will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. When the Registration Statement has become effective and the Exchange Notes have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and the Exchange Offer, the Guarantees will be validly issued and will constitute the legal, valid and binding obligation of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

October 6, 2014

The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

October 6, 2014

Schedule 1

Covered Guarantors

Guarantor	State of Incorporation, Formation or Organization (as applicable)
Adheris, Inc.	Delaware
Adheris, LLC	Delaware
Allidura Communications, LLC	Delaware
BioSector 2 LLC	New York
BrandTectonics, L.L.C.	New York
Campbell Alliance, Ltd.	Delaware
Chamberlain Communications Group LLC	Delaware
Chandler Chicco Agency, L.L.C.	New York
Chandler Chicco Companies LLC	Delaware
Chandler Chicco Productions LLC	New York
Encuity Research LLC	Delaware
Ignite Health LLC	Delaware
inChord Holding Corporation	Delaware
inVentiv Clinical, LLC	Delaware
inVentiv Digital + Innovation, LLC	New York
inVentiv Health Clinical SRE, LLC	Delaware
inVentiv Health Clinical Staffing Services, LLC	Delaware
inVentiv Health Clinical, Inc.	Delaware
inVentiv Health Clinical, LLC	Delaware
IVH Logistics Solutions, LLC	Delaware
Litmus Medical Marketing Services LLC	New York
Medconference LLC	Delaware
ParagonRx International LLC	Delaware
PDGI Holdco, Inc.	Delaware
Pharma Holdings, Inc.	Delaware
PharmaNet FAR, LLC	Delaware
PharmaNet Resource Solutions, LLC	Delaware
PharmaSoft, LLC	Delaware
PNET US, LLC	Delaware
Raven Holdco LLC	Delaware

October 6, 2014

Schedule 2

Other Guarantors

Other Guarantors	State of Incorporation, Formation or Organization (as applicable)
Addison Whitney LLC	North Carolina
Axcelo MSL Solutions, LLC	Ohio
Blue Diesel, LLC	Ohio
Cadent Medical Communications, LLC	Ohio
Campbell Alliance Group, Inc.	North Carolina
Gerbig, Snell/Weisheimer Advertising, LLC	Ohio
Interphaz Bioconsulting, LLC	Ohio
inVentiv Advance Insights, Inc.	New Jersey
inVentiv Communications, Inc.	Ohio
inVentiv Health Clinical Lab, Inc.	New Jersey
inVentiv Health Clinical SRS, LLC	Florida
inVentiv Medical Communications, LLC	Ohio
inVentiv Medical Management LLC	Georgia
inVentiv Patient Access Solutions, LLC	New Jersey
Navicor Group, LLC	Ohio
Palio + Ignite, LLC	Ohio
Patient Marketing Group, LLC	New Jersey
Pharmaceutical Institute, Inc.	North Carolina
South Florida Kinetics, Inc.	Florida
The Center for Biomedical Continuing Education, LLC	Ohio
The Selva Group, LLC	Ohio
Ventiv Commercial Services, LLC	New Jersey

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